Exhibit 12.1
                                                                    ------------

AMM Holdings, Inc.


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
Fixed Charge Calculation
Income before taxes and extraordinary item                    (17,261)
Fixed charges                                                  21,505
                                                              -------
                                                                4,244
Fixed charges                                                  21,505
                                                              -------
                                                                  0.2
                                                              =======
Fixed charges:
    Interest                                                   20,197
    Rent (1/3 of annual expense)                                1,308
                                                              -------
                                                               21,505
                                                              =======

Ratio of Earnings to Cash Interest Expense

Earnings                                                        4,244
Cash Interest Expense                                          20,197
                                                              -------
                                                                  0.2
                                                              =======
Net Debt to EBITDA

Debt                                                          294,187
EBITDA                                                         19,329
                                                              -------
                                                                 15.2
                                                              =======
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